SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Life Time Fitness, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1689746
(State of incorporation or organization)	(I.R.S. Employer Identification No.

6442 City West Parkway, Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: 333-113764.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Common Stock, $.02 par value	New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.

     The “Description of Capital Stock” section included in the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-113764), as amended from time to time (the “1933 Registration Statement”), which 1933 Registration Statement was initially filed with the Securities and Exchange Commission on March 19, 2004, is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description	Reference
3.1	Articles of Incorporation of the Registrant, as amended to date and as currently in effect, including all Certificates of Designation	Incorporated by reference to Exhibit 3.1 to the 1933 Registration Statement

3.2	Form of Amended and Restated Articles of Incorporation of the Registrant to be effective upon completion of the offering contemplated by the 1933 Registration Statement	Incorporated by reference to Exhibit 3.2 to the 1933 Registration Statement

3.3	Bylaws of the Registrant, as amended to date and as currently in effect	Incorporated by reference to Exhibit 3.3 to the 1933 Registration Statement

3.4	Form of Amended and Restated Bylaws of the Registrant to be effective upon completion of the offering contemplated by the 1933 Registration Statement	Incorporated by reference to Exhibit 3.4 to the 1933 Registration Statement

4	Specimen of common stock certificate	Incorporated by reference to Exhibit 4 to the 1933 Registration Statement

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Life Time Fitness, Inc.
Date: June 23, 2004	By:	/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

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